EXHIBIT 99.1

Memorandum

To:	All Furmanite Employees
From:	Joe Milliron, Chief Executive Officer
Date:	January 20, 2015

Fellow Employees,

Happy New Year! As we look ahead into 2015, I want to take the opportunity to review some of our exciting accomplishments from 2014 as well as key priorities for the next several months.

As you all know, we closed a chapter in Furmanite’s storied history book with the retirement of Charlie Cox at the end of 2014. Charlie served on the Board of Directors since 1995 and as Chief Executive Officer (“CEO”) of Furmanite from 2010 through 2014 where he led significant change throughout the organization. I have had the privilege of serving as Chief Operating Officer (“COO”) beginning in 2005 and President since 2008, serving in both of these roles throughout Charlie’s tenure.

Following Charlie’s retirement announcement, the Board of Directors appointed me to lead the company as CEO and serve with them as a Director. It is a privilege to serve on such an energized and engaged Board, whose members are focused on long-term value creation for our shareholders. We are very fortunate to have a Board that is, and has always been, fully supportive of every one of us, our long-term growth strategy and all of the initiatives we have undertaken to help make Furmanite a “Billion Dollar Company” by 2018. That future is made possible through our employees. Today, Furmanite has the best technicians, engineers, subject matter experts and support staff in our industry. I am both honored and humbled to serve our shareholders, our customers and you, our great employees of this company, in this new capacity.

As the COO of Furmanite over the previous ten years, I have had the opportunity to play a key role in our transformation from a company that operated as a collection of independent operating units to one company that is focused on working together as one single global team. While I am not the “new kid on the block” who was brought in to change direction, I am pleased to say, while we will always strive for continuous improvement, our transformation phase is complete and we are now collectively focused on 2015 as a year of execution that is intent on driving shareholder value.

Our changes over the previous several years were paramount to our success. We would not be in the position we are today without our previous focus on building a strong operational foundation. Because of our efforts, we are poised to gain market share and maximize our performance in 2015 and beyond. Let me briefly recap our accomplishments and what they mean in terms of our future success:

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We instilled a single company-wide culture that defines who we are and how we interact with our customers; this culture is focused on Safety, Ethics and the pursuit of perfect product and service delivery.

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We took a company with almost one hundred years of working in an “every man for himself” mindset and unified it into a company that is focused on succeeding as a single cohesive global team, where everyone understands that, while local market dominance is critical to our combined goal, everyone must work together to win collectively in order to achieve our overall goals.

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We began standardization of our key business processes to work collectively around the world; capitalizing on best practices, optimizing our performance and allowing us to maximize our outcomes. This includes:

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Global Business Development and Marketing - Uniting all of our previously independent sales strategies under a single umbrella, for the first time in our history; focusing on building long term, broad-based customer relationships and promoting the full-range of our capabilities in every corner of the world across a wide range of industries to virtually any sector that has a valve, pressure vessel or piping system. A key component to the optimization of our sales strategy included revising our sales incentive program for 2015 to a single global plan that shifts the motivation back into the direct control of the sales force by rewarding them based on their individual revenue generation efforts, while still aligning their collective target goals with total company expectations. This shift in the sales incentive program from the 2014 program design is essential for revenue growth as well talent retainage and recruitment; which in turn creates increased opportunities and earning potential for our field service personnel.

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Global Workforce - Aligning the utilization of our workforce on six continents around the world to the needs of our local staffing requirements; allowing us to maximize service technician deployment and control variable costs by improving our occupancy.

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Global Administration - Bringing standardization to all global back-office functions as well as contract rate administration and oversight; ensuring that our global customers benefit from consistent invoicing standards and that we properly receive all funds rightly due to the company.

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Global Equipment Group - Maximizing the utilization of our extensive global equipment fleet through better planning and coordination of our local service delivery needs; standardizing maintenance processes to provide the maximum safety performance and equipment up-time for our customers. This initiative also aids in maximizing the effectiveness of our capital spending dollars by viewing equipment allocation on a global basis rather than a local basis.

Another important benefit of these initiatives is that it frees up a significant amount of time that our local operations management personnel previously devoted to managing these processes locally, enabling them to spend substantially more time with our customers as well as focusing on other value-added tasks.

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As our customers’ project scopes grow increasingly complex in an environment where minimizing downtime is a chief concern, and their desire has grown to partner with a single provider who offers multiple capabilities, we added a new leader to our Project Management Group in the fourth quarter of 2014 who joined Furmanite from a leading global general contracting company. While the need for project management may seem commonplace, our new approach is unique in that we utilize true professionally trained project managers to deliver the total scope of our offerings. Other providers offer only a single specialist foreman for each service and in turn rely on the customer to manage the sum of their deliverables. Our approach positions Furmanite to maximize work scope safety, quality and customer confidence, as well as optimize bottom-line performance, by leveraging the total suite of our capabilities in a uniform fashion to meet and exceed customer expectations.

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While Specialty Mechanical Service offerings, for largely non-discretionary customer spend, continue to be the largest portion of our work today, over recent years we have increased our capabilities through acquisition and organic growth to meet the increasing needs of today’s customers. These new capabilities position us to partner with customers earlier and longer in the project and maintenance activities of their assets’ life cycles for all of our long-standing service capabilities. These new capabilities include:

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Non-Destructive Testing (“NDT”) - The ability to provide non-discretionary inspection services for construction builds, plant maintenance and full-time mechanical integrity oversight of plant and process assets. In total, this is a multi-billion dollar global industry that will continue strong growth due to aging infrastructures, new expansions, increased regulatory compliance and safety standards, and one that interconnects with all of our traditional offerings.

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Engineering and Project Solutions - Front-End Engineering and Design (“FEED”), Process Engineering, Automation, Mechanical and Piping Design, Construction Management oversight, Professional In-Plant Staffing services and a host of integrated engineering capabilities that separate Furmanite from our competitors’ capabilities and align our total solution offerings with changing market demands and the customers’ needs. This capability came to Furmanite through an acquisition of a business with over 39 years of experience providing engineering services comprised of approximately 300 in-house engineers and 600 in-plant (embedded in our customers’ sites) professionals and engineers. We added a new leader for this group in the fourth quarter of 2014 who joined us from a leading global engineering and field service contractor and brings a shared passion for Furmanite’s vision, and the role this group will play in our future success.

Over time we will look back on the era between 2010 and 2014 as the cornerstone to our future success; a period of building a strong foundation that has positioned us as the company we are today. As we laid this cornerstone to our planned launch, we invested in our future vision with the understanding that it could result in a short-term unfavorable impact on our earnings in order to achieve the best long-term results for our Company and shareholders. While these investments have seen us nearly double our top-line performance from roughly $275 million in 2009 to over $500 million in 2014, the full benefits that will be derived from these initiatives are lagging behind the incremental costs we’ve incurred to build this foundation. We fully expect our associated revenue growth, combined with control of our expenses, will put these costs back in alignment with our revenues in the near term. Going forward we intend to limit our overhead spend to 25 percent of the incremental gross margin dollars that are generated, contributing 75 percent of those accretive margin dollars to our operating income.

In 2015, we will harvest the fruits of the efforts described above, as we are now a much different Furmanite that has focused on building the right team by listening to our customers’ current and future needs and in turn have built a business that sets us apart from our competitors. Today, Furmanite is the only global player in our space offering a comprehensive asset life cycle solution; integrating our design, inspection and specialty mechanical services from concept, through construction, commissioning, operation and decommissioning, while never compromising safety or integrity.

As the new CEO of this great company, I can state clearly that our transformation is complete and I intend to lead with a sense of urgency, a passion, and a commitment to deliver the results that are now possible as a result of the hard work and dedication of the entire global team over the previous years. In 2015, we will execute the strategies that have been developed while staying ever cognizant of changes in the climates of the industries we serve in order for us to react quickly to seize opportunities and maximize results based on customer trends.

I look forward to continuing to work together with all of the outstanding people around the world that make us who we are so that we can achieve our objectives for 2015 and beyond. Thank you for your dedication to Furmanite and continued focus on working safely as we pursue continued growth and value creation.

Sincerely,

Joe